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                                  EXHIBIT 5.1



                      [PIPER & MARBURY LETTERHEAD]




                             July 31, 1995




Polk Audio, Inc.
5601 Metro Drive
Baltimore, Maryland  21215

        Re: Polk Audio, Inc. - 1986 Equity Participation Plan; Form S-8 Registration Statement

Ladies and Gentlemen:

             We have acted as counsel for Polk Audio, Inc. (the "Corporation") in connection with the above-referenced Registration Statement (the "Registration Statement") pursuant to which 300,000 shares of the Corporation's common stock, $0.01 par value per share (the "Shares") are being registered under the Securities Act of 1933, as amended. The Shares will be offered pursuant to the Company's 1986 Equity Participation Plan, as amended (the "Plan").

             In this capacity, we have examined the Registration Statement (and all amendments thereto), the Charter and By-Laws of the Corporation, minutes of the proceedings of the Corporation's Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined a Certificate of Corporate Officer dated August 1, 1995 (the "Certificate"). In rendering our opinion, we are relying as to factual matters set forth in the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

             Based upon the foregoing and limited in all respects to applicable Maryland law, we are of the opinion and so advise you that the issuance and delivery of the Shares has been duly and validly authorized and, when issued in accordance with the terms of the Registration Statement and Plan, the Shares will be validly issued, fully paid and nonassessable.






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                                                            PIPER & MARBURY
                                                                  L.L.P.
Polk Audio, Inc.
July 31, 1995
Page 2



             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                        Very truly yours,

                                        /s/ PIPER & MARBURY